Exhibit 99.1

BEN Announces Private Placement at Premium to Market Price,

Secures $50 Million Standby Equity Purchase Agreement

JACKSON, WY – August 26, 2024 – Brand Engagement Network Inc. (“BEN”) (Nasdaq: BNAI), an emerging provider of safe and secure customer engagement AI, today announced it has closed a private placement with existing investors to purchase shares of BEN’s common stock in the aggregate amount of $5.925 million. Concurrently, BEN announced that that it has entered into a $50 million Standby Equity Purchase Agreement (“SEPA”)with Yorkville Advisors. Together, these two transactions provide the Company with increased financial flexibility and access to capital in support of strategic growth initiatives, expanded market validation, and production scaling of its human-like, conversational AI assistants.

The private placement is backed by a group of existing BEN stockholders, who agreed to purchase 1.185 million shares of common stock at $5.00 per share, materially above the current trading price of the Company’s common stock. For each share purchased, investors received an additional share of common stock from certain existing stockholders of the Company. In exchange for transferring their shares to existing investors, certain transferring stockholders were issued 960,000 warrants to purchase shares of the Company’s common stock at a price of $5.00 per share, and received a release from certain existing “lockup” restrictions on 1,252,500 shares of common stock owned by them. The shares of common stock will be purchased on a monthly basis through April 5, 2025.

Under the terms of the SEPA, Yorkville Advisors has agreed to purchase BEN shares up to the aggregate amount of $50 million over three years. This financing structure will provide the company with access to capital on an as-needed basis to fund its business plan as it seeks to execute on its growth and revenue strategies. BEN cannot utilize the SEPA until a registration statement registered under the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission.

About BEN

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries where there is a massive workforce gap and an opportunity to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is a rich portfolio of conversational AI applications that drive better customer experience, increased automation and operational efficiencies. Powered by a proprietary large language model developed based on years of research and development from leading experts in AI and advanced security methodologies, BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes.

Additional information about BEN can be found here: https://beninc.ai/.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: risks relating to the uncertainty of the projected financial information with respect to BEN; uncertainty regarding and the failure to realize the anticipated benefits from future production-ready deployments; the attraction and retention of qualified directors, officers, employees and key personnel; our ability to grow our customer base; BEN’s history of operating losses; BEN’s need for additional capital to support its present business plan and anticipated growth; technological changes in BEN’s market; the value and enforceability of BEN’s intellectual property protections; BEN’s ability to protect its intellectual property; BEN’s material weaknesses in financial reporting; BEN’s ability to navigate complex regulatory requirements; the ability to maintain the listing of BEN’s securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations; the effects of competition on BEN’s business; and the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments. The foregoing list of factors is not exhaustive.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Dan Brennan, ICR

dan.brennan@icrinc.com